UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2023

Welsis Corp.
.(Exact name of registrant as specified in its charter)

Wyoming	333-261614	98-1620699
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bulevar Mihajla Pupina 115 Belgrade, Serbia	11070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +13855009709

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Officers and Director Resignation

On June 20, 2023, Danilo Vukadinovic resigned as a member of the Board of Directors of Welsis Corp. (the “Company”) effective immediately. Dusan Zindovic was appointed on June 20, 2023 as the Executive Chairman and member of the Board of Directors of the Company. Danilo Vukadinovic resignation was as a result of the Company’s desire to reduce costs and increase internal efficiency and was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On June 20, 2023, Danilo Vukadinovic resigned as the Company’s Interim Chief Executive Officer and Interim Chief Financial Officer. Dusan Zindovic was appointed as the Company’s Interim Chief Executive Officer and Interim Chief Financial Officer on June 20, 2023. Danilo Vukadinovic resigned as a result of the Company’s desire to reduce costs and increase internal efficiency and not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Welsis Corp.

Date: June 20, 2023	By:	/s/ Dusan Zindovic
Dusan Zindovic
Chief Executive Officer

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